Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 3, 2006, with respect to the financial statements of Permeo Technologies, Inc. included in the Form 8K/A of Blue Coat Systems, Inc.

/s/ ERNST & YOUNG LLP

Austin, Texas

May 9, 2006